EXHIBIT 99.22

1997 SUPPLEMENTAL INDENTURE
Dated as of December 23, 1997
To
TRUST INDENTURE, MORTGAGE, SECURITY AGREEMENT AND
ASSIGNMENT OF RENTS

Dated as of August 12, 1986
between
STATE STREET BANK AND TRUST COMPANY, not
in its individual capacity, but solely
as Owner Trustee under a Trust
Agreement dated as of August 12, 1986
with MFS Leasing Corp. (successor by assignment
to Beneficial Leasing Group, Inc.)

and
THE CHASE MANHATTAN BANK (formerly known as “Chemical Bank”), as Indenture Trustee

Original Indenture recorded August 18, 1986 as Instrument No, 86-439408, and Supplemental Indenture No. 1 thereto dated as of
November 18, 1986, recorded November 25, 1986 as Instrument No. 86-650749, and 1996 Supplemental Indenture recorded September 30, 1996 as Instrument No. 96-0694410B all in Maricopa County, Arizona Recorder’s Office.

This 1997 SUPPLEMENTAL INDENTURE dated as of December 23, 1997 to Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated as of August 12, 1986, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (State Street), not in its individual capacity, but solely as Owner Trustee (the Owner Trustee) under a Trust Agreement dated as of August 12, 1986, between State Street, whose address is Two International Place, 4th Floor, Boston, Massachusetts 02110, with MFS LEASING CORP. (successor by assignment to Beneficial Leasing Group, inc.), a Delaware corporation (the Trust Agreement), and THE CHASE MANHATTAN BANK (formerly known as “Chemical Bank”), a New York banking corporation (the Indenture Trustee), whose address is 450 West 33rd Street, 15th Floor, New York, New York 10001.

WITNESSETH:

WHEREAS, the Owner Trustee (as successor owner trustee to The First National Bank of Boston, the owner trustee originally designated in and party to the Trust Agreement) and the Indenture Trustee have entered into a Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated as of August 12, 1986 (as heretofore amended and supplemented, the Indenture) pursuant to which the Owner Trustee has issued the Fixed Rate Notes;

WHEREAS, Section 3.5(1) of the Indenture provides, among other things, that the Fixed Rate Notes may be refunded with, in whole or in part, Additional Notes;

WHEREAS, Section 3.5(4) of the Indenture provides, among other things, that the Owner Trustee and the Indenture Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the terms, conditions and designations of Additional Notes;

WHEREAS, the Owner Trustee has received an authorization and request from the Owner Participant to issue an Additional Note and, as a result, the Owner Trustee desires to issue an Additional Note to effect a refunding of a portion of the Fixed Rate Note due January 15, 2016 and to enter into this 1997 Supplemental Indenture to establish the terms, conditions and designations of such Additional Note; and

WHEREAS, Section 10.1 (viii) of the Indenture provides that, without the consent of Holders of the Notes Outstanding, the Indenture Trustee may, with the written consent of the Owner Trustee, from time to time and at any time execute a supplement to the Indenture in order to evidence the issuance of and to provide the terms of Additional Notes;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto as follows:

SECTION 1. Definitions.

For purposes hereof, capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in Appendix A to the Indenture.

SECTION 2. Terms, Conditions and Designations of the Addition Note.

(a) The 1997 Refunding Note.

There is hereby created and established a separate series of Notes of the Owner Trustee designated “Nonrecourse Promissory Note, 1997 Refunding Series” herein referred to as the 1997 Refunding Note. The 1997 Refunding Note shall be payable as to principal and bear interest on the principal amount thereof as follows:

1997 Refunding Note Due	Interest Rate	Principal Amount
January 15,2016	10.15%	$28,900,000

The 1997 Refunding Note shall bear interest on the principal amount thereof from time to time Outstanding from the date thereof until paid at the rate of interest set forth therein. The principal amount of the 1997 Refunding Note shall be payable as set forth in Schedule 1 attached thereto. Installments of interest on and principal of (and premium, if any, on) the 1997 Refunding Note shall be due and payable on the dates specified in the 1997 Refunding Note. The 1997 Refunding Note shall be substantially in the form of Exhibit A hereto.

SECTION 3. Miscellaneous.

(a) Effective Date of Supplemental Indenture.

This 1997 Supplemental Indenture shall be and become effective upon the execution hereof by the parties hereto.

(b) Counterpart Execution.

This 1997 Supplemental Indenture may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(c) Execution as Supplemental Indenture.

This 1997 Supplemental Indenture is executed and shall be construed as an indenture supplemental to She Indenture and, as provided in the Indenture, this 1997 Supplemental Indenture forms a part thereof.

(d) Beneficiaries

Pursuant to Arizona Revised Statutes, Section 33-404, (i) the beneficiary of the Trust Agreement is MFS Leasing Corp., a Delaware corporation whose address is 919 North Market Street, Suite 200, Wilmington, Delaware 19808, Attention of Donna M. Coughey and (ii) the beneficiaries of this Indenture are (A) Public Service Company of New Mexico, a New Mexico corporation whose address is Alvarado Square, Albuquerque, New Mexico 87158, Attention of Secretary, a Holder of a Note, and (B)(1) First PV Funding Corporation, a Delaware corporation whose address is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, Attention of President, and (2) by pledge and assignment, the banking corporation also acting as indenture trustee hereunder the address of which is set forth above, as their respective interests may appear, each a Holder of a Note. Copies of the Trust Agreement and this Indenture are available for inspection at the Indenture Trustee’s Office.

IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have each caused this 1997 Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the date first set forth above,

STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated, as of August 12, 1986, with MFS Leasing Corp.,

By /s/Henry W. Seemore
Name: Henry W. Seemore
Title: Assistant Vice President

THE CHASE MANHATTAN BANK, as Indenture
Trustee,

By /s/ P.J. Gilkeson
Name: P.J. Gilkeson
Title: Vice President

COMMONWEALTH OF MASSACHUSETTS                              )
)ss:
COUNTY OF SUFFOLK                                                                     )

On the 29 day of December, 1997, before me personally came Henry W. Seemore, to me be known, who, being by me duly sworn, did acknowledge, depose and say that he resides at Brockton, Massachusetts; that he is a Assistant Vice President of STATE STREET BANK AND TRUST COMPANY, a. Massachusetts trust company described in and which executed the foregoing instrument; and that he signed his name thereto on behalf of said trust company by authority of the Board of Directors of such trust company.

 /s/ Laura L. Morse
Notary Public
Term Expires: July 12, 2002

[NOTARIAL SEAL]

STATE OF NEW YORK     )
) ss:
COUNTY OF NEW YORK )

On the 29 day of December, 1997, before me personally came P.J. Gilkeson, to me be known, who, being by me duly sworn, did acknowledge, depose and say that he resides at 452 Belafield Ave., Staten Island, New York; that he is a Vice President of THE CHASE MANHATTAN BNAK, a New York banking corporation, described in and which executed the foregoing instrument; and that he signed his name thereto on behalf of said corporation by authority of the Board of Directors of such trust company.

/s/ Anabelle DeLuca
Notary Public

Term Expires:
Anabelle DeLuca
Notary Public, State of New York
No. 01DE5013759
Qualified in Kings County
Certificate Filed in New York County
Commission Expires July 15, 1999

[NOTARIAL SEAL]

EXHIBIT A to
1997 SUPPLEMENTAL INDENTURE

1997 REFUNDING NOTE (DUE JANUARY 15, 2016)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

NONRECOURSE PROMISSORY NOTE, 1997 REFUNDING SERIES (DUE JANUARY 15, 2016)

Issued at: New York, New York Issue Date: As of July 15, 1997

STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee (Owner Trustee) under a Trust Agreement dated as of August 12, 1986 with MFS Leasing Corp. (successor by assignment to Beneficial Leasing Group, Inc.) (the Owner Participant), hereby promises to pay to PUBLIC SERVICE COMPANY’ OF NEW MEXICO, or registered assigns, the principal sum of $28,900,000 (Twenty Eight Million Nine Hundred Thousand Dollars) on January 15, 2016 together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the aggregate amount of such principal sum remaining unpaid from time to time from the Issue Date of this 1997 Refunding Note until due and payable, in arrears, at the rate of 10.15% per annum. Payments of principal installments of this 1997 Refunding Note shall be made in the “principal amount payable” and on the “payment dates” specified in Schedule 1 hereto, as such Schedule may be revised from time to time in accordance with the Indenture the terms contained herein. Payments of accrued interest on this 199? Refunding Note shall be made on January 15 and July 15 in each year, commencing January 15, 1998, lo and including the last “payment date” specified in Schedule 1 hereto.

Capitalized terms used in this 1997 Refunding Note which are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as hereinafter defined).

Interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest, shall be paid, on demand, from the due date thereof at the rate per annum equal to 11.15% (computed on the basis of a 360-day year of twelve 30-day months) for the period during which any such principal, premium or interest shall be overdue.

In the event any date on which a payment is due under this 1997 Refunding Note is not a Business Day, then payment thereof may be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

All payments of principal, premium, if any, and interest to be made by the Owner Trustee her sunder and under the Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated as of August 12, 1986, as at any time heretofore or hereafter amended or supplemented in accordance with the provisions thereof (the Indenture), between the Owner Trustee and The Chase Manhattan Bank (formerly known as “Chemical Bank”}, as trustee (the Indenture Trustee), shall be made only from the Lease Indenture Estate and the Trust Estate, and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Lease Indenture Estate to make such payments in accordance with the terms of Article V of the Indenture. The Holder hereof, by its acceptance of this 1997 Refunding Note, agrees that such Holder will look solely to the Trust Estate and the income and proceeds from the Lease Indenture Estate to the extent available for distribution to the Holder hereof as above provided, and that neither the Owner Participant nor, except as expressly provided in the Indenture, the Owner Trustee nor the Indenture Trustee is or shall be personally liable to the Holder hereof for any amounts payable under this 1997 Refunding Note or for any performance to be rendered under the Indenture or any other Transaction Document or for any liability thereunder, provided, however, that in the event the Lessee shall assume all the obligations of the Owner Trustee hereunder and under the Indenture pursuant to Section 3.9(b) of the Indenture, then all the payments to be made under this 1997 Refunding Note shall be made only from payments made by the Lessee under this 1997 Refunding Note in accordance with the Assumption Agreement referred to in said Section 3.9(b) and the Holder of this 1997 Refunding Note agrees that in such event it will look solely to the Lessee for such payment.

The Holder hereof, by its acceptance of this 1997 Refunding Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 3.11 of the Indenture. The Holder of this 1997 Refunding Note agrees, by its acceptance hereof, that it will duly note by appropriate means all payments of principal or interest made hereon and that it will not in any event transfer or otherwise dispose of this 1997 Refunding Note unless and until all such notations have been duly made.

This 1997 Refunding Nose is the 1997 Refunding Note referred to in the Indenture. The Indenture permits the issuance of additional series of Notes, as provided in Section 3.5 of the Indenture, and the several series may be for varying aggregate principal amounts and may have different maturity dates, interest rates, redemption provisions and other terms. The properties of the Owner Trustee included in the Lease Indenture Estate are pledged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and premium, if any, and interest on this 1997 Refunding Note and all other Notes Issued and outstanding from time to time under the Indenture. Reference is hereby made to the Indenture for a statement of the rights of the Holders of, and the nature and extent of the security for, this 1997 Refunding Note and of the rights of, and the nature and extent of the security For, the Holders of the other Notes and of certain rights of the Owner Trustee, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions the Holder hereof agrees by its acceptance of this 1997 Refunding Note.

This 1997 Refunding Note is subject to prepayment in whole as contemplated by Section 5.2 of the Indenture and in the circumstances therein described. In addition, this 1997 Refunding Note may, at the option of the Owner Trustee, be prepaid in whole or in part at any time by the Owner Trustee upon the giving by the Owner Trustee of not less than two days’ notice (as provided in the Indenture) and at the following prepayment prices (expressed as a percentage of the unpaid principal amount hereof), together with interest accrued to the date fixed for prepayment:

Twelve Month Period Beginning	Prepayment Price
January 15, 1997	106.090%
January 15, 1998	105.684
January 15, 1999	105.278
January 15, 2000	104.872
January 15, 2001	104.466
January 15, 2002	104.060
January 15, 2003	103.654
January 15, 2004	103.248
January 15, 2005	102.842
January 15, 2006	102.436
January 15, 2007	102.030
January 15, 2008	101.624
January 15, 2009	101.218
January 15, 2010	100.812
January 15, 2011	100.406

and thereafter at the principal amount thereof, together with interest accrued to the dale fixed for prepayment. This 1997 Refunding Note is not otherwise subject to optional prepayment in whole or in part.

In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this 1997 Refunding Note and any other Notes, together with all accrued but unpaid interest thereon, may, subject to certain rights of the Owner Trustee or the Owner Participant contained or referred to in the Indenture, be declared or may become due and payable in the manner and with the effect provided in the Indenture.

The lien upon the Lease Indenture Estate is subject to being legally discharged prior to the maturity of this 1997 Refunding Note upon the deposit with the Indenture Trustee of cash or certain securities sufficient to pay this 1997 Refunding Note when due or an assumption of the obligation of the Owner Trustee under this 1997 Refunding Note and the Indenture, in each case in accordance with the terms of the Indenture.

There shall be maintained at the Indenture Trustee’s Office a register for the purpose of registering transfer- and exchanges of Notes in the manner provided in the Indenture, The transfer of this 1997 Refunding Note is registrable, as provided in the Indenture, upon surrender of this 1997 Refunding Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered Holder hereof, together with the amount of any applicable transfer taxes. Prior to the due presentment for registration of transfer of this 1997 Refunding Note, the Owner Trustee and the Indenture Trustee may treat the person in whose name this 1997 Refunding Note is registered as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this 1997 Refunding Note and for all other purposes whatsoever, whether or not this 1997 Refunding Note be overdue, and neither the Owner Trustee nor the Indenture Trustee shall be affected by notice to the contrary.

Principal, premium, if any, and interest shall be payable, in the manner provided in the Indenture, on presentment of this 1997 Refunding Note at the Indenture Trustee’s Office, or as otherwise provided in the Indenture.

This 1997 Refunding Note shall be governed by, and construed in accordance with, the laws of the State of New York,

IN WITNESS WHEREOF, the Owner Trustee has caused this 1997 Refunding Note to be duly executed as of the date hereof

STATE STREET BANK AND TRUST COMPANY,

not in its individual capacity, but solely as Owner Trustee under the Trust Agreement dated, as of August 12, 1986, with MFS Leasing Corp. (successor by assignment to Beneficial Leasing Group, Inc.) (

By
Name:
Title:

THE CHASE MANHATTAN BANK, as Indenture
Trustee,

By
Name:
Title:

SCHEDULE
TO THE 1997 REFUNDING NOTE
(DUE JANUARY 15, 2016)

Schedule of Principal Amortization

$28,900,000 Principal Amount

Payment Date	Principal Amount Payable	Principal Amount Paid
January 15, 1998	$584,000
July 15, 1998	614,000
January 15, 1999	495,000
July 15, 1999	469,000
January 15, 2000	432,000
July 15, 2000	496,000
January 15, 2001	461,000
July 15, 2001	530,000
January 15, 2002	492,000
July 15, 2002	566,000
January 15, 2003	526,000
July 15, 2003	604,000
January 15, 2004	561,000
July 15, 2004	644,000
January 15, 2005	599,000
July 15, 2005	687,000
January 15, 2006	639,000
July 15, 2006	735,000
January 15, 2007	682,000
July 15, 2007	784,000
January 15, 2008	728,000
July 15, 2008	837,000
January 15, 2009	777,000
July 15, 2009	894,000
January 15, 2010	830,000
July 15, 2010	954,000
January 15, 2011	886,000
July 15, 2011	1,020,000
January 15, 2012	946,000
July 15, 2012	1,086,000
January 15, 2013	1,010,000
July 15, 2013	1,160,000
January 15, 2014	1,078,000
July 15, 2014	1,250,000
January 15, 2015	1,152,000
July 15, 2015	1,325,000
January I5, 2016	1,367,000
Principal Amount	$28,900,000